Exhibit 5.1 and Exhibit 23.3

FILE No. 044877.107865

April 6, 2021

Orbital Energy Group, Inc.

1924 Aldine Western Road

Houston, TX 77038

Re:      Universal Shelf Form S-3 Opinion

Ladies and Gentlemen:

We have acted as counsel to Orbital Energy Group, Inc., a Colorado corporation (the “Company”), in connection with the preparation and filing of the registration statement on Form S-3, as amended (the “Registration Statement”) to be filed by the Company with Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”). The Company has provided us with a base prospectus (the “Base Prospectus”), which forms part of the Registration Statement. The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration of one or more series of the following securities by the Company (collectively, the “Shelf Securities”):

(i)	shares of the Company’s common stock, par value $0.001 per share (“Common Stock”);

(ii)	shares of the Company’s preferred stock, par value $0.001 per share (“Preferred Stock”);

(iii)

debt securities of the Company, which may be senior or subordinated, and which may be issued in one or more series (the “Debt Securities”), under the form of indenture filed as Exhibit 4.8 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”);

(iv)

warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms that will be filed as exhibits to the Registration Statement, as such agreements may be supplemented from time to time (each, a “Warrant Agreement”);

(v)	rights to purchase Common Stock, Preferred Stock or Debt Securities or any combination of these securities (the “Rights”); and

(vi)	units comprised of shares of Common Stock, shares of Preferred Stock, Debt Securities, debt obligations of third parties, including U.S. treasury securities, warrants or any combination thereof (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between a unit agent to be selected by the Company (the “Unit Agent”) and the Company, in the forms that will be filed as exhibits to the Registration Statement, as such agreements may be supplemented from time to time (each, a “Unit Agreement”).

The Shelf Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.  The maximum aggregate public offering price of the Shelf Securities being registered will not exceed $150,000,000.

In connection with this opinion, we have examined such corporate records, documents, and instruments as we have deemed necessary for the purpose of rendering the opinions set forth herein. As to matters of fact material to the opinions expressed herein, we have relied on information in certificates of public authority documents (and all opinions based on public authority documents are as of the date of such public authority document and not as of the date of this opinion letter), information provided in certificates of officers of the Company.

In such examination, we have assumed the accuracy and completeness, the genuineness of all signatures, and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority (or where such party is an individual, the capacity) to execute and deliver, and to perform and observe the provisions of, such documents, and the due authorization by each such party of all requisite action and the due execution and delivery of such documents by each such party, and that such documents constitute the legal, valid and binding obligations of each such party enforceable against such party in accordance with their terms. We have not verified the foregoing assumptions.

The opinions hereinafter expressed are subject to the following qualifications and exclusions:

(i)

We express no opinion as to the enforceability of any right or obligation to the extent such right or obligation is subject to and limited by the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii)

We express no opinion as to the rules governing the availability of equitable remedies, or limitations imposed by general principles of equity upon, or the enforcement of provisions of any Debt Securities, Common Stock, Preferred Stock, Warrants, Rights or Units, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; and

(iii)

We express our opinion based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities; and we disavow any undertaking to advise you of any change in the law.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock convertible into Common Stock, Debt Securities convertible into Common Stock or Warrants exercisable for Common Stock) is in an amount that is not less than the par value of the Common Stock.

With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into Preferred Stock or Warrants exercisable for Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock.

We have also assumed that any Warrants, Rights and Units offered under the Registration Statement, and the related Warrant Agreement, Rights Agreement and Unit Agreement, as applicable, will be duly authorized, executed and delivered in the forms that will be filed as exhibits to the Registration Statement or incorporated by reference therein.

We have also assumed that with respect to Shelf Securities being issued upon conversion of any convertible Preferred Stock, the applicable Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

We have also assumed that (i) all Shelf Securities will be issued and sold in compliance with the Trust Indenture Act of 1939 and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement and (ii) the trustee under the Indenture (the “Trustee”) will be qualified pursuant to the Trust Indenture Act of 1939 at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement.

Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal law or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon and subject to the foregoing, we are of the opinion that:

1.

With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post–effective amendment thereto have all become effective under the Securities Act and the Base Prospectus, and any and all other Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Articles of Incorporation, including all amendments and restatements thereof, (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus, and any other related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2.

With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post–effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

3.	With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Registration Statement and any required post–effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture in substantially the form that is filed as an exhibit to the Registration Statement has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement, restriction, consent, approval, license or authorization imposed or granted by any court or governmental body having jurisdiction over the Company; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under the Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.

With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post–effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement, restriction, consent, approval, license or authorization imposed or granted by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants   have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	With respect to the Rights issued under the Rights Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post–effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Rights Agreement has been duly authorized by the Company and the Rights Agent by all necessary corporate action; (iii) the Rights Agreement has been duly executed and delivered by the Company and the Rights Agent; (iv) the issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Rights and of their issuance have been duly established in conformity with the Rights Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Rights have been duly executed and delivered by the Company and authenticated by the Rights Agent pursuant to the Rights Agreement and delivered against payment therefor, then the Rights, when issued and sold in accordance with the Rights Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.

With respect to the Units issued under the Unit Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post–effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Unit Agreement has been duly authorized by the Company and the Unit Agent by all necessary corporate action; (iii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Agent; (iv) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units have been duly executed and delivered by the Company and authenticated by the Unit Agent pursuant  to the Unit Agreement and delivered against payment therefor, then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the  Company in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus which form part of the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours

JOHNSON, POPE, BOKOR,

RUPPEL & BURNS, LLP

                                   s/ Michael T. Cronin

Michael T. Cronin

MTC/ej/6331739v1